SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K
                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 28, 1995



                           SIGNET BANKING CORPORATION
             (Exact name of registrant as specified in its charter)



     Virginia                       1-6505                    54-6037910
(State or other                   (Commission               (I.R.S. Employer
jurisdiction of                   File Number)             Identification No.)
incorporation or organization)



7 North Eighth Street, Richmond, Virginia                             23219
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code             804 747-2000



                                 Not Applicable
Former name, former address and former fiscal year, if changed since last report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 28, 1995, Signet Banking Corporation ("Signet") distributed all of the Capital One Financial Corporation ("Capital One") common stock it held to Signet stockholders in a tax-free distribution.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

         (b) The following pro forma financial information is being filed herewith:

              (1) Pro Forma Unaudited Consolidated Condensed Statement of Income for the year ended December 31, 1994.

              (2) Pro Forma Unaudited Consolidated Condensed Balance Sheet as of December 31, 1994.

         (c)  Exhibits.

              1. News release dated February 28, 1995.



                                SIGNATURE




            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SIGNET BANKING CORPORATION
                                                  (Registrant)


Date:  February 28, 1995              /s/ W. H. Catlett, Jr.

                                      W. H. Catlett, Jr.
                                      Executive Vice President and
                                      Controller
                                      (Chief Accounting Officer)

Item 7.(b). Pro Forma Financial Information (in thousands)


      The following tables present (i) the historical consolidated condensed statement of income for the year ended December 31, 1994, and the historical consolidated condensed balance sheet as of December 31, 1994, for Signet and (ii) the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 1994 and the unaudited pro forma consolidated condensed balance sheet as of December 31, 1994 for Signet giving effect to the Pro Forma Adjustments described below. The pro forma consolidated condensed statement of income was prepared assuming that the Pro Forma Adjustments had occurred January 1, 1994. The Pro Forma Adjustments for the pro forma consolidated condensed balance sheet represent the December 31, 1994 Capital One balance sheet, an adjustment for minority-interest and assumes that these Pro Forma Adjustments had occurred December 31, 1994.

      The pro forma consolidated condensed financial statements presented below do not purport to represent what the results of operations or financial position would actually have been if the Pro Forma Adjustments had occurred on the dates referred to above or to be indicative of the future results of operations or financial position of Signet. The Pro Forma Adjustments are based upon available information and certain assumptions that Signet believes are reasonable.

Item 7.(b).1.


Signet Banking Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Condensed Statement of Income
Year Ended December 31, 1994
(in thousands - except per share)


                                    Signet                            Signet
                                    Banking                           Banking
                                  Corporation        Pro Forma      Corporation
                                  Historical        Adjustments      Pro Forma


Interest income:
  Loans, including fees           $  582,761       $(214,100)(1)     $368,661
    Securities available              72,696            (583)(1)       72,113
    for sale
   Other                             151,556         (43,191)(1)      108,365


    Total interest income            807,013        (257,874)         549,139


 Interest expense:
  Interest on deposits               187,130          (2,410)(1)      184,720
  Short-term borrowings               93,187         (90,487)(1)        2,700

  Long-term borrowings                16,685                           16,685
    Total interest                   297,002         (92,897)         204,105
     expense

 Net interest income                 510,011        (164,977)         345,034
 Provision for loan                   14,498         (30,727)(1)      (16,229)
  losses

 Net interest income
  after provision for loan           495,513        (134,250)         361,263
  losses
 Non-interest income                 568,083        (396,902)(1)
                                                      27,483(3)       198,664
 Non-interest expense                846,423        (385,597)(1)(2)
                                                      27,483(3)       488,309

 Income before income                217,173        (145,555)          71,618
  taxes
 Applicable income taxes              67,339         (51,564)(4)       15,775
 Net income                       $  149,834       $ (93,991)      $   55,843


 Earnings per share                   $2.59                            $0.97
 Cash dividends  declared
  per share                            1.00                             1.00
 Average shares                      57,863                           57,863
  outstanding

Item 7.(b).1.


Signet Banking Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Condensed Statement of Income
Pro Forma Adjustments
(in thousands)



(1) The pro forma consolidated condensed statement of income reflects the reduction of income and expenses related to Capital One had the distribution of all of the common stock in Capital One occurred January 1, 1994. Certain funding (interest expense) and overhead allocations for the period prior to November 22, 1994, when Capital One operated as a division of Signet Bank/Virginia, are included in the Capital One amounts.


(2) The pro forma consolidated condensed statement of income includes $1,272 (net of income taxes) of minority interest in Capital One.


(3) This adjustment represents predominantly fixed overhead expenses, a significant portion of which will remain with Signet. These expenses were added to non-interest income to reflect the service level agreements between Signet and Capital One.


(4) The pro forma consolidated condensed statement of income reflects the net effects of the Pro Forma Adjustments at the federal statutory rate of 35% for 1994.

Item 7.(b).2.


Signet Banking Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Condensed Balance Sheet
December 31, 1994
(in thousands)

                                             Signet Banking                            Signet Banking
                                              Corporation          Pro Forma             Corporation
                                               Historical         Adjustments             Pro Forma
Assets
  Cash and due from banks                   $ 531,747        $ (93,880)(1)             $ 437,867
  Interest bearing deposits with other        355,795          (13,000)(1)               342,795
   banks
  Federal funds sold and securities

    purchased under resale agreements       1,135,821         (300,000)(1)               835,821
  Securities available for sale             1,241,696          (99,070)(1)             1,142,626
  Loans held for sale                          69,506                                     69,506
  Trading account securities                  353,040                                    353,040
  Investment securities                       398,783          (13,500)(1)               385,283

  Gross loans                               8,012,900       (2,228,455)(1)             5,784,445
    Less:  Unearned income                    (88,723)                                   (88,723)
           Allowance for loan losses         (220,519)          68,516 (1)
                                                                                        (152,003)
  Net loans                                 7,703,658       (2,159,939)(1)             5,543,719
  Premises and equipment (net)                258,715          (99,684)(1)               159,031

  Interest receivable                          98,557          (14,615)(1)                83,942
  Other assets                                783,911         (278,858)(1)               505,053

    Total assets                         $ 12,931,229     $ (3,072,546)              $ 9,858,683

Liabilities

  Deposits                               $  7,821,513     $   (478,848)(1)           $ 7,342,665
  Short-term borrowings                     3,312,770       (2,040,688)(1)             1,272,082
  Long-term borrowings                        253,641                                    253,641
  Interest payable                             31,078           (9,264)(1)                21,814
  Other liabilities                           400,748         (176,089)(1)               224,659


    Total liabilities                       11,819,750      (2,704,889)                9,114,861


Stockholders' equity                         1,111,479        (367,657)(2)               743,822
    Total liabilities and                 $ 12,931,229    $ (3,072,546)              $ 9,858,683
     stockholders' equity

      Item 7.(b).2.


Signet Banking Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Condensed Balance Sheet
Pro Forma Adjustments
(in thousands)



(1) The Pro Forma Adjustments reflect the assets and liabilities of Capital One at December 31, 1994.


(2) The Pro Forma Adjustment reflects the reduction of stockholders' equity for the amount of Signet's investment in Capital One as of the balance sheet date. This amount equals Capital One's stockholders' equity ($474,557) less the minority interest ($106,900) in Capital One.

           February 28, 1995        Teri A. Temples
           4:00 p.m.                Public Relations Director
                                    (804) 771-7210




                 SIGNET BANKING CORPORATION COMPLETES
            SPIN-OFF OF CAPITAL ONE FINANCIAL CORPORATION


   RICHMOND, Va. (February 28, 1995)   Today, Signet Banking Corporation

announced that it completed the spin-off of its credit card subsidiary, Capital One Financial Corporation. Signet transferred its interest in Capital One directly to Signet shareholders through a tax-free distribution of common stock. Signet shareholders of record on February 10, 1995 received one Capital One share for each Signet share they owned.


      Signet Banking Corporation serves commercial and individual customers through 250 regional offices located throughout Virginia, Maryland and the District of Columbia and a 24-hour full-service Telephone Banking Center.